UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2017

BERRY PLASTICS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commenPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commenPre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Agreement

On January 19, 2017, Berry Plastics Group, Inc. (“Berry”), Berry Plastics Corporation (“Holdings”) and certain of Holdings’ subsidiaries entered into an Incremental Assumption Agreement with Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent, and Citibank, N.A., as the incremental term lender, to borrow incremental amounts of $1,894,750,000 (the “Term I Loans”) and $500,000,000 (the “Term J Loans”) under Holdings’ existing term loan credit agreement. The proceeds of the Term I Loans, together with existing liquidity, were used to repay in full all of Holdings’ outstanding Term H Loans ($1,894,750,000) pursuant to, and as defined in, Holdings’ existing term loan credit agreement. The proceeds of the Term J Loans, together with existing liquidity, were used on January 20, 2017, to consummate the previously announced acquisition of AEP Industries, Inc. (“AEP”). The resulting annual cash interest savings from refinancing the Term H Loans with the Term I Loans is estimated at approximately $5 million with an estimated one-time cost of approximately $1 million.

The Term I Loans borrowed on January 19, 2017 bear interest at the option of BPC at LIBOR (subject to a floor of 0.00% per annum) plus an applicable margin of 2.50% per annum, or the Alternate Base Rate, or “ABR,” plus an applicable margin of 1.50% per annum. The Term I Loans mature on October 1, 2022. If certain specified repricing events occur on or prior to July 19, 2017, Holdings will pay a fee to the applicable lenders equal to 1.00% of the outstanding principal amount of the Term I Loans subject to such repricing event.

The Term J Loans borrowed on January 19, 2017 bear interest at the option of BPC at LIBOR (subject to a floor of 0.00% per annum) plus an applicable margin of 2.50% per annum, or ABR plus an applicable margin of 1.50% per annum. The Term J Loans mature on January 19, 2024, and prior to that time are subject to quarterly amortization customary for similar term loan facilities. If certain specified repricing events occur on or prior to July 19, 2017, BPC will pay a fee to the applicable lenders equal to 1.00% of the outstanding principal amount of the Term J Loans subject to such repricing event.

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 20, 2017, Berry completed its acquisition of AEP pursuant to that certain Agreement and Plan of Merger, dated as of August 24, 2016, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 7, 2016 (the “Merger Agreement”), by and among Berry, Holdings, Berry Plastics Acquisition Corporation XVI, a Delaware corporation and a direct, wholly owned subsidiary of Holdings (“Merger Sub”), Berry Plastics Acquisition Corporation XV, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Holdings (“Merger Sub LLC”) and AEP, pursuant to which (i) Merger Sub merged with and into AEP (the “First-Step Merger”), with AEP surviving the First-Step Merger, and (ii) thereafter, AEP merged with and into Merger Sub LLC (the “Second-Step Merger” and, together with the First-Step Merger, the “Mergers”), with Merger Sub LLC surviving as a wholly owned subsidiary of Holdings, under the name “Berry Global Films, LLC.”

At the effective time of the Mergers (the “Effective Time”) and in accordance with the Merger Agreement, each outstanding share of AEP common stock, $0.01 par value per share (excluding shares for which AEP stockholders have properly exercised and perfected a demand for appraisal rights pursuant to the Delaware General Corporation Law) was converted into the right to receive either (i) $110.00 cash (the “Cash Consideration”) or (ii) 2.5011 shares of Berry common stock (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”) in exchange for each issued and outstanding share of AEP common stock, subject to proration and certain adjustments as necessary to ensure that fifty percent (50%) of the total outstanding shares of AEP common stock entitled to receive Merger Consideration were exchanged for the Cash Consideration and fifty percent (50%) of such shares were exchanged for the Stock Consideration, as further described in the Merger Agreement.

At the Effective Time and in accordance with the Merger Agreement, the vesting conditions or restrictions applicable to each outstanding award of restricted stock lapsed, and each restricted stock award was converted into the right to receive the Merger Consideration in accordance with elections made by the holder of such restricted stock award and subject to proration and adjustment.

At the Effective Time and in accordance with the Merger Agreement, each outstanding option to purchase shares of AEP common stock, whether or not vested, was cancelled in exchange for the right to receive the following: (i) a cash payment equal to the excess of  (A) the product of  (x) fifty percent (50%) of the Cash Consideration and (y) the total number of shares of AEP common stock underlying such option over (B) the aggregate exercise price of such option; and (ii) a number of shares of Berry common stock equal to the product of  (A) fifty percent (50%) of the Stock Consideration and (B) the total number of shares of AEP common stock underlying such option, subject to certain conditions.

At the effective time of the Mergers and in accordance with the Merger Agreement, the vesting conditions or restrictions applicable to each outstanding performance unit of AEP, which represents the right to receive one share of AEP common stock or the cash value of one share of AEP common stock, lapsed, and each holder of a performance unit received payment for such performance unit in accordance with his or her payment election. For performance units subject to a performance condition as in effect immediately prior to the Effective Time, the number of performance units was determined based on the level of achievement of such performance condition for the period beginning on the first day of the performance period and ending on the last day of the most recently completed fiscal month prior to the Effective Time in a manner that is consistent with past practice and prorated for the period based on completed full fiscal months from the date of grant through the Effective Time.

As a result of the Mergers, Berry will deliver approximately $297 million in cash and 6.5 million shares of Berry common stock to former holders of AEP common stock (including restricted stock), options and performance units.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated in this Item 2.01 by reference as Exhibit 2.1.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 24, 2016, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc., as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 7, 2016 (incorporated by reference to Annex A to Amendment No. 3 to Berry’s Registration Statement on Form S-4 (Reg. No. 333-213803) filed with the Securities and Exchange Commission on December 14, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: January 20, 2017	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary